Exhibit 4.4

EXHIBIT A

COMMON STOCK WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Warrant No. 8	200,000 Shares

WARRANT TO PURCHASE COMMON STOCK

For good and valuable consideration, Sequenom, Inc., a Delaware corporation (the “Corporation” or the “Company”) hereby grants and issues to The Chinese University of Hong Kong Foundation Limited (the “Holder”), the right to purchase from the Corporation up to Two Hundred Thousand (200,000) fully paid and nonassessable shares (the “Warrant Shares”) of the Common Stock, par value $0.001 per share, of the Corporation (“Common Stock”), subject to the terms and conditions set forth in this warrant (the “Warrant”).

1. Term. This Warrant may be exercised, as set forth in Section 3, at any time and from time to time, on or before the seventh anniversary of the issuance date of this Warrant. The period during which this Warrant may be exercised, in accordance with this Section 1, shall be referred to as the “Exercise Period.”

2. Purchase Price. The purchase price for each share of the Common Stock purchasable hereunder shall be seven dollars ($7.00) per Warrant Share (subject to adjustment as set forth herein ) (the “Warrant Purchase Price”).

3. Exercise of Warrant. This Warrant may be exercised by the Holder in whole or in part, but not for less than twenty thousand (20,000) Warrant Shares (or such lesser number of Warrant Shares as may at the time of exercise constitute the maximum number exercisable), and in excess of 20,000 Warrant Shares in increments of 20,000 Warrant Shares (such minimum and incremental numbers being subject to adjustment for stock splits, combinations and the like). This Warrant is exercisable, subject to the satisfaction of applicable securities laws, at any time during the Exercise Period by the surrender of the Warrant to the Corporation at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full of the amount of the aggregate Warrant Purchase Price of the Warrant Shares as follows: at the option of the Holder, payment of the Warrant Purchase Price may be made either by (i) certified check payable to the order of the Corporation, (ii) surrender of certificates then held representing, or deduction from the number

Agreement No. TS116379

of Warrant Shares issuable upon exercise of this Warrant, of that number of shares which have an aggregate Fair Market Value (as defined below) on the date of exercise equal to the aggregate Warrant Purchase Price for all Warrant Shares to be purchased pursuant to this Warrant or (iii) by any combination of the foregoing methods. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date the Corporation at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Corporation at its expense will execute and deliver as promptly as practicable on or after such date a new Warrant of like tenor exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised. For purposes of this Warrant, “Fair Market Value” shall mean (i) the last reported sale price per share of the Common Stock on the Nasdaq Stock Market or any national securities exchange in which such shares of Common Stock are quoted or listed, as the case may be, or (ii) if such shares of Common Stock are not quoted or listed on the Nasdaq Stock Market or any national securities exchange, the fair market value of such shares of Common Stock, as determined in good faith by the Board of Directors of the Corporation using customary and appropriate valuation methods (and not taking into account any discounts for minority ownership or restrictions on transfer of the Warrant Shares).

4. Fractional Interest. The Corporation shall not be required to issue any fractional shares on the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Corporation shall make, at the time it delivers the Warrant Shares deliverable upon such exercise, a cash payment equal to the per share Fair Market Value on the date of exercise multiplied by such fraction.

5. Warrant Confers No Rights of Stockholder. The Holder shall not have any rights as a stockholder of the Corporation with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

6. Investment Representation. With respect to this Warrant and the Warrant Shares, the Holder represents and covenants to the Corporation as follows:

(a) It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Corporation; it understands that investment in the Warrant (and any Warrant Shares it acquires) involves substantial risks; it has made detailed inquiries concerning the Corporation, its business and services, its officers and its personnel; the officers of the Corporation have made available to the Holder any and all written information it has requested; the officers of the Corporation have answered to the Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Corporation; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Corporation and it is able to bear the economic risk of that investment.

(b) It is acquiring the Warrant and the Warrant Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. It understands that the Warrant and the Warrant Shares have not been registered under the Securities Act nor qualified under applicable state securities laws.

Agreement No. TS116379

(c) It is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(d) It acknowledges that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or, based on an opinion of counsel to the Holder reasonably satisfactory to the Corporation, an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

The Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

provided, however, that whenever this Warrant or any Warrant Shares can be freely transferred under the Securities Act (whether pursuant to Rule 144 thereunder, or otherwise) the Holder of any Warrant or any Warrant Shares shall be entitled to receive from the Corporation, promptly and without expense to such Holder, one or more new certificates for such securities not bearing such legends.

7. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Holder as follows:

(a) Organization. The Corporation is a corporation, duly organized, validly existing and in good standing in the State of Delaware.

(b) Authorization; Power. The Corporation has all requisite legal power to enter into this Warrant, and to carry out and perform its obligations under the terms of this Warrant. All action on the part of the Corporation necessary for the authorization, execution, delivery and performance by the Corporation of this Warrant, and the consummation of the transactions contemplated hereby, has been taken. This Warrant is a legally valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

Agreement No. TS116379

(c) No Violation. None of the execution and delivery of this Warrant by the Corporation, the consummation of the transactions provided for herein or contemplated hereby by the Corporation, or the fulfillment by the Corporation of the terms hereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the articles of incorporation (including, without limitation, any certificate of designation) or bylaws of the Corporation, (b) result in a default, give rise to any right of termination, cancellation or acceleration or require any consent or approval (other than approvals or consents that have already been obtained) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which the Corporation is a party or by which it or any of its assets may be bound or (c) violate any law applicable to the Corporation or any of its assets.

8. Reservation of Shares; Warrant Shares to be Fully Paid. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby. The Corporation covenants and agrees that all Common Stock issued upon exercise of this Warrant will, upon issuance in accordance with the terms hereof, be fully paid and non-assessable and free from preemptive rights and all taxes, encumbrances, liens and charges with respect to the issuance thereof other than the restrictions on sale and transfer set forth herein.

9. Payment of Taxes and Expenses. The Corporation shall pay any recording, filing, stamp or other U.S. transfer tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and (ii) new or replacement warrants in the Holder’s name.

10. Adjustment of Warrant Purchase Price and Number of Shares. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Purchase Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Warrant Purchase Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Section 10 shall not apply to, any Reorganization events set forth in Section 11 below, which events shall instead be governed by the provisions of Section 11. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

11. Reorganization.

(a) In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change

Agreement No. TS116379

in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (each a “Reorganization”), the Company shall provide to the Holder ten (10) days advance written notice of such Reorganization in the manner provided in Sections 14 and 19 below and shall comply with Section 11(b) below.

(b) In case of any Reorganization, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such Reorganization, shall be entitled to receive, in lieu of the Warrant Shares or other stock or securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 10 hereof.

12. Distributions. In the event that, at any time or from time to time after the date of this Warrant, the Corporation shall make or issue, or shall fix a record date for the determination of all eligible holders entitled to receive, a dividend or other distribution with respect to all outstanding shares of Common Stock of the Corporation (other than in connection with a transaction described in Section 10 or Section 11 hereof) payable in (i) shares of its capital stock, (ii) other securities of the Corporation or any other person or entity, (iii) evidences of indebtedness issued by the Corporation or any other person or entity, (iv) options, warrants or rights to subscribe for or purchase any of the foregoing, or (v) assets then, in each such case, the Holder shall receive, in addition to the shares of Common Stock of the Corporation issuable upon the exercise of this Warrant prior to such date, and without the payment of additional consideration therefor, the shares of capital stock, other securities, evidence of indebtedness, options, warrants or other rights or assets, as the case may be, to which the Holder would have been entitled upon such date as if the Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of the actual exercise of this Warrant, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments pursuant to this Section 12. The Corporation shall reserve and set aside, for the life of this Warrant or until it has been exercised in full, all such distributions to which the Holder is entitled to receive pursuant to this Section 12.

13. Notice of Adjustments. Whenever any adjustment is made pursuant to Sections 10, 11 or 12 hereof, the Corporation shall deliver a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, by first-class mail, postage prepaid to the Holder of this Warrant at its address shown on the books of the Corporation, which certificate shall set forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Warrant Purchase Price and the number of shares or other consideration issuable upon the exercise of the Warrant after giving effect to such adjustment. The Corporation shall deliver such certificate to each Holder promptly after each adjustment.

Agreement No. TS116379

14. Notices of Record Date, Etc. In the event of

(a) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any shares of Common Stock as a dividend or other distribution or pursuant to a stock split, or

(b) any Reorganization event described in Section 11, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

(d) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any distribution described in Section 12,

then and in each such event the Corporation will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or stock split, and stating the amount and character of such dividend, distribution or stock split, or (ii) the date on which any such Reorganization event described in Section 11, distribution contemplated by Section 12 or dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock of the Corporation shall be entitled to exchange their shares of Common Stock for securities or other consideration deliverable on such Reorganization event described in Section 11, distribution contemplated by Section 12, dissolution, liquidation or winding-up.

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor, in lieu of the original Warrant or stock certificate.

16. Assignment. This Warrant is not transferable or assignable at any time without the Corporation’s prior written consent, except to any of the Affiliates (as defined below) of the Holder, provided any such transferee or assignee agrees to be bound by the provisions of this Warrant. The Corporation may issue stop transfer instructions to its transfer agent to prevent such transfer or assignment. Any permitted assignment or transfer of this Warrant must be made in compliance with all applicable federal and state securities laws by the transferor and the transferee (including delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation). Any person or entity acquiring any interest in this Warrant as provided herein shall be deemed a Holder for purposes hereof. As used herein, the term “Affiliates” shall mean: (a) any entity resulting from a merger or consolidation with Holder; (b) any entity succeeding to the business and assets of Holder; or (c) any entity controlled by, controlling or under common control with Holder. The Warrant Shares may not be transferred or assigned unless such Warrant Shares are registered under the Securities Act or, based on an opinion of counsel to the Holder reasonably satisfactory to the Corporation, an exemption from such registration is available.

Agreement No. TS116379

17. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California, without application of the law of conflicts. Venue for any and all actions or disputes arising out of this Agreement shall be the County of San Diego, State of California.

18. Amendments and Waivers. Any term of this Warrant may be amended and the observance of the performance of any term of this Warrant may be waived with the written consent of the Corporation and the Holder. Any amendment or waiver effected in accordance with this Section 18 shall be binding on the Holder, any future Holders and the Corporation.

19. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Corporation's records, or, in each case, at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

20. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

21. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

22. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of the Warrant Shares receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant in accordance with the terms hereof.

Dated: May 3, 2011	Sequenom, Inc.

By: /s/Harry F. Hixson, Jr.

Accepted and Agreed:	Name: Harry F. Hixson, Jr., Ph.D.

The Chinese University of Hong Kong Foundation Limited	Title: Chairman and CEO

By: Professor Henry N.C. Wong

Its: Director

NOTICE OF EXERCISE

To: Sequenom, Inc.

(1) The undersigned hereby elects to purchase              shares of Common Stock of Sequenom, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares as provided in the Warrant.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned:

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

(Name)

(Date)	(Signature)

Agreement No. TS116379

FORM OF ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received,                                                                              hereby sells, assigns and transfers unto                                 the attached Warrant [        % of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                  attorney to transfer said Warrant [said percentage of said Warrant] on the books of Sequenom, Inc., a Delaware corporation, with full power of substitution in the premises.

If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

Dated:
NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.